Exhibit 99.1 The Future of Breeding ™ Company Introduction April 2023

“Investing in seed innovation is one of the best ways to ensure food security.” - Bill Gates 2 2

Key Management Team Rory Riggs Greg Gocal, PhD Peter Beetham, PhD CHIEF SCIENTIFIC OFFICER CHIEF EXECUTIVE CHIEF OPERATING OFFICER EXECUTIVE VICE PRESIDENT OFFICER PRESIDENT CHAIRMAN CO-FOUNDER CO-FOUNDER CO-FOUNDER Noel Sauer, PhD Wade King, MD Rosa Cheuk Kim, JD SENIOR VICE PRESIDENT CHIEF FINANCIAL SENIOR VICE PRESIDENT HEAD OF R&D OFFICER LEGAL 3 3 3

is in the Background Plant Genetics Business FOUNDED EMPLOYEES 2001 ~200 HEADQUARTERS Products San Diego, CA 1) Plant traits in Major Crops Productivity traits that make crops more adaptable to the environment, have increased yields or require less chemicals. Crop Focus 2) Sustainable Ingredients - Major Oil Crops Renewable products or materials that that don’t negatively impact the environment SOYBEAN CANOLA during production, use, or disposable. - Major Grain Crops Technology Non-GMO* Gene Editing CORN RICE - Plant or Micro-organism Based OVER 400 ISSUED OR PENDING PATENTS WHEAT *See Slide 7 for the difference between 4 4 GMO and Non-GMO Gene Editing Technologies

See: Cibus.com for Announcement & Details https://www.Cibus.com/press-release.php Merger Combines Key Technologies in Gene Editing Productivity Traits Sustainable Ingredients Gene Edited Plants Plants, Micro-Organisms Oil Seeds Cereals Yarrowia Plant Cell Matrix (Both) (Both) (Cibus) (Calyxt) 5

Technology & Business The Trait Machine™ - Revolutionary Breeding Platform 1- Changes Scale, Speed & Accuracy 2- Changes Opportunity Set - Disease, Nitrogen Use, Climate Change 6

Foreign DNA / Gene Edit RTDS® Transgene Insertion Cibus RTDS Trait Technology Proprietary Non-GMO GMO Trait Technology Genetic Modification w/o Gene Editing Platform Genetic Modification integrating integrating Foreign DNA/Transgene Foreign DNA/Transgene Traits are Conventional Breeding-like” PROCESS PROCESS Foreign DNA or Transgene No Foreign DNA or Transgene integrated in Editing Process Integrated in Editing Process TRAIT PRODUCT TRAIT PRODUCT Final Product has Foreign Material Final Product is “Nature identical” (*) The above charts shows the difference between GMO Trait Technology and RTDS’s trait technology. These differences are central to a global regulatory movement to regulate Gene Editing similarly to traditional breeding. In the US, 7 South America and certain key markets, RTDS technology is not regulated as GMO.

RTDS Transforms Breeding An Industrial Scale End-to-End Semi-Automated Gene Editing (Breeding) Process “Nature Identical” Traits Traits from Trait Machine that “Step Change in Breeding” are conventional breeding like. Bio-Mfg. Standards Pharma Standard Quality Control & Assurance. RTDS 8

Step Change Occurs Two Ways 1– Prototyping: Accelerates Development & Proof of Concept 2– Production: Accelerates Speed to Market. Trait Machine Trait Machine directly Once a trait is developed, Trait Machine accelerates edits a customer’s accelerates prototyping or time to commercialization. testing of different traits. elite germplasm. 9

Regulatory is Driving this Future Global Push to Regulate Gene Editing Similar to Conventional Breeding Where Policy is in Place, Trait Machine is Regulated Similar to Breeding The EU is a Key Driver - The European Union has announced that on June 7, they will release their proposals for new gene editing regulations. - EU represents > 100 MM acres 10

Business Model: Traits Distributed in Seeds by Seed Co’s Seed Companies in-license productivity traits and pay trait royalties E.G.: In 2018, Corteva disclosed that they pay ~$750 million in Trait Royalties.(*) WHO TURN TO TURN TO Farmers Seed Companies Plant Trait Developers Challenged by the impacts of Seed germplasm & crop specific Develop productivity traits and Environment & Climate change productivity traits drive crop license Trait IP to Seed Co’s. performance and competition. Seed Co’s pay Trait Co’s Royalties Farmers pay Seed Co’s trait fees for IP associated with Traits within total cost charged for seed. and/or germplasms. 11 11

Economics: Seed Co’s Pay Royalties for Traits Royalties (Trait Fees) based on “Value Per Acre” Trait Fees NA&SA Trait Market $2.1B Soybean Ø Accessible Acres ~400 MM $1.0B Cotton Major Crops Ø Trait Fee Acres 2020 Est. > 300 MM Trait Fees (NA&SA) $0.4B Ø Avg. Trait Fee/Acre by Crop Canola Current Market $10-$15/Acre ~$8 B (Weeds & Insects) ~400 MM Acres $0.2B OtherØ Est. 2020 Trait Fees > $8 Billion $4.1B Corn (1) Source: Company estimates, BCG, FDA.gov., AgbioInvestor 2021. (2) 2020 Traits fees are predominantly for GMO-based traits in North & South America 12 12 Note: See slide 23 regarding data assumptions in this presentation. 12 Trait Fee Pricing is based on Trait Specific Economics

Product Review Pipeline 3- Developed Products 2- Advanced Products 1- Beginning Development 13

Initial Commercial Model: 3 Crops: Canola, Rice, Soybean (~ 250 MM Acres) Pipeline of 6 Trait Products Cibus Operates as an Extension of Partner’s Breeding Program Rice Soybean SCa oyno bela an MM MM MM TAM TAM TAM ACRES 11 ACRES 190 ACRES 46 NOTE: TAM - Total Addressable Market includes just hybrid crops in North America, South America and Europe. Across the three crops, there are 35 million European acres included above. These acres are dependent on the proposed change in EU legislation. 14

The Pipeline EST. CIBUS TRAIT ACRES Broad Pipeline Applied Initially to Canola, Rice & Soybean* Trait Machine enables serving same trait to multiple crops, customers SPECIALTY TRAITS ~30 MM Four of the Six Traits have Applicability for Multiple Crops * Acres based on Canola, Rice, Soybean in N.A.,S.A., EU MULTI-CROP TRAITS ~640 MM Note: See slide 23 for data sources & assumptions. 15 15 15

Developed Traits are Being Launched



1st Crops: Canola & Rice

- *Cibus already has 10 PSR customers and 1 Rice customer.*
  - Transfers of edited elite germplasms started in Q1 2023.
- All 3 have been determined not to be regulated articles through **USDA APHIS "Am I Regulated" (now the SECURE Process)** for regulating gene edited products.

Note: See slide 23 for sources & assumptions.

Trait #1:
Pod Shatter Reduction (PSR)
AGRONOMIC

CANOLA Strengthens sheath that holds oilseed from wind and rain

Addressable Acres	~ 46 MM
Est. Trait Acres	~ 25 MM
Est. Avg. Trait Royalty	$5-$10/Acre

Trait #2:
HT1
WEED CONTROL

RICE Tolerant to important herbicide with broad spectrum weed control

Addressable Acres	~ 11 MM
Est. Trait Acres	~ 4 MM
Est. Avg. Trait Royalty	$20-$30/Acre

Trait #3:
HT3
WEED CONTROL

RICE Tolerant to important herbicide for annual grasses like barnyard grass

Addressable Acres	~ 11 MM
Est. Trait Acres	~ 4 MM
Est. Avg. Trait Royalty	$20-$30/Acre

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Lead Trait: PSR

Pod Shatter Reduction (PSR) - Canola/WOSR



Quantifiable Savings & Pricing, Recently Issued Product Patent*


Increasing Farmers' Yields by Reducing Pod Shatter

PSR: Strengthens sheath That holds oil seeds.

POD Shatter Reduction

Sheaths or pods shatter in rain/high winds, causing yield losses of **10% or more.**

PSR **reduces pod shatter** *and associated seed losses*

Commercial Progress: Developed & Transferring

10 Collaborations. Transfers have started

~15 MM Est. Acres for Initial Customers

2023 1st Transfer

2025 Est. Commercial Launch

Photo credit to the Canola Council of Canada

* See slide 22 for data sources & assumptions.

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Advanced Traits Address Multiple Crops

Both Sclerotinia and HT2 are Estimated to be 80+ MM acre crops.

Both have been determined not to be regulated articles through USDA APHIS "Am I Regulated" (now the SECURE Process) for regulating gene edited products



Note: See slide 23 for sources & assumptions.

Trait #3:
Sclerotinia Resistance
DISEASE

CANOLA & SOYBEAN

Addressable Acres	~ 236 MM
Est. Trait Acres	~ 80 MM
Est. Avg. Trait Royalty	$5-$10/Acre

Trait #4:
HT2
WEED CONTROL

CANOLA & SOYBEAN

Addressable Acres	~ 236 MM
Est. Trait Acres	~ 94 MM
Est. Avg. Trait Royalty	$5-$10/Acre

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Market is 2x with Corn & Wheat* Timeline: Corn and Wheat Trait Machine Platform Expected by 2025. Two Pipeline Traits are Directly Applicable to Corn & Wheat. Trait Fee Acres for Each Trait is Estimated to Exceed 100 Million Acres. EST. CIBUS TRAIT ACRES * Acres based on Corn and Wheat in N.A..,S.A., EU MULTI-CROP TRAITS ~394 MM Note: See slide 23 for sources & assumptions. 19 19 19

Crop Strategy: Multiple Traits for Each Crops

Strategy: Crop Platforms with a Pipeline of Stacked Traits Available to Each Customer

Multiple Traits Means Increased Royalty bearing Trait Acres for a Specific Crop

Cibus has a Multi-Trait Pipeline for Canola

Canola
OSR
~46 MM Acres

	Est. Cibus Trait Acres*	Est. Trait Royalty*
Pod Shatter (PSR)	25 MM	$5-$10/Acre
Sclerotinia Resistance	30 MM	$5-$10/Acre
Herbicide Tolerance #2	20 MM	$5-$10/Acre
Herbicide Tolerance #1	15 MM	$5-$10/Acre
Nutrient Use Efficiency	46 MM	$10-$15/Acre
***Sclerotinia*, HT#2, HT#1 & NUE (in dark gray) are Multi-Crop Traits**	**~140 MM** Potential Cibus Trait Fee Acres	**Royalty Potential based on Customer & Geogrpahy**

Photo credit to the Canola Council of Canada

- **Trait Fee Pricing is based on Trait Specific Economics. See slide 23 for additional data sourcing & assumptions.**

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Business Strategy: Ø Build Trait Machine Crop Platforms for all Major Crops Ø Build Family of Important Traits Applicable to Individual Crops and Across Multiple Crops Trait Fees $2.1B Soybean The Underlying Scale of Traits Major Crops $1.0B NA&SA Ø Major Traits are Applicable Cotton ~400 MM Acres 2020 Est. to and Across Multiple Crops (Note: EU Approval will Trait Fees $0.4B Ø Trait Royalties are Paid for Each add ~100 mm acres) by Crop Canola Trait for its Specific Economics ~$8 B $0.2B Ø Est. 2020 Trait Fees Across Other Multiple Crops: ~ $8 Billion See slide 23 regarding data assumptions in this presentation. $4.1B rd Current 3 party trait market is primarily GMO traits. Corn (1) Source: Company estimates, BCG, FDA.gov., AgbioInvestor 2021. (2) 2020 Traits fees are predominantly for GMO-based traits in North & South America * See slide 21 regarding data assumptions in this presentation. 21 21 Trait Fee Pricing is based on Trait Specific Economics 21

Huge Economic Opportunity 1) Many Multi-Crop Trait Target Mkts from 50 to 300MM Acres 2) Many Major Trait Fee Opportunities from $5 to $30 per Acres 3) Many Product Opportunities to Replace Major Commodities Target Areas Sustainable Ingredients Resistance Traits Efficiency Traits PLANT OUTPUTS Renewable products that don’t negatively impact the environment during production, use, or disposal. PROCESS OUTPUTS Replacing inputs or process materials that negatively impact the environment. 22 22

Disclaimer

Securities Law Matters
This presentation has been prepared by Cibus Global, LLC (the "Company"), and the Company is responsible for its contents. It shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of the Company be offered or sold, in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this presentation is truthful or complete. Any representation to the contrary is a criminal offense.

Forward Looking Statements
This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of certain crop traits and our future financial performance, including our operations, economic performance, financial condition, prospects and other future events. These forward-looking statements are only predictions and are largely based on our current expectations. These forward-looking statements appear in a number of places in this Presentation. In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements. These risks may cause our actual results, levels of performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

Industry and Market Data
Information about market and industry statistics contained in this presentation is included based on information available to the Company that it believes is accurate in all material respects. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this presentation. Forecasts and other forward-looking information obtained from these sources, including estimates of future market size, revenue and market acceptance of products and services, are subject to the same qualifications and the additional uncertainties accompanying any forward-looking statements.

Acreage Data
This presentation has 2 available acreage calculations: TAM-Total Accessible Acres and Trait Fees Acres. These are based on the company's estimate of total hybrid acres available in: North America, South America & Europe for each crop. European acres are not currently accessible. These acres depend on a favorable outcome of the current EU Parliamentary process. They are shown to show the potential increase in available acres if the EU were to pass the proposed legislation. The EU is expected to address these changes in 2023.

Intellectual Property
"Cibus," "RTDS," "Rapid Trait Development System," "FALCO," "SU Canola," "Nucelis," "ASAP," "A Different Breed," "Trait Machine," "Inspired by Nature," "Driving Sustainable Agriculture," "Reshaping Crop Protection," "Reinventing Trait Development", "Timebound & Predictable", "Driving Trait & Breeding Innovation", the Cibus logo and other trademarks or service marks of Cibus appearing in this presentation are the property of Cibus. Trade names, trademarks and service marks of other companies that appear are the property of their respective holders and do not imply a relationship with, or endorsement or sponsorship of us, by these other companies. Solely for convenience, trademarks and trade names in this presentation appear without the ™ and ® symbols, but any such failure to appear should not be construed as indicating that their respective owners will not assert their rights with respect thereto.

Company Data & Projections

1. Developed means validated field trials (Canola PSR, rice HT1, HT3); Advanced development means editing process underway with known edit targets. Beginning Development means early stage of initial edits.
2. TAM, Addressable Markets and Trait Fee Acres company estimates based on industry sources. There can be no assurance that Trait Fee Acres can be achieved.

3rd Party Data

1. Trait Fee information are 2020 estimates based on data from Agbioinvestor, US Gov., BCG and 3rd party consultants. Traits are predominantly GMO traits.
2. Corteva, 2018 Trait Royalties are from Corteva public disclosure.

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